UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIERRA CONCEPTS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	7200	26-3387077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6074 Citation Court Reno, Nevada		89523
(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (775) 200-6853

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |__|                                                                           Accelerated filer |__|

Non-accelerated filer |__|                                                                Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:
Sierra Concepts, Inc.
Attn:  David Davis, President and CEO
6074 Citation Court, Reno, Nevada  89523

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE
Common Stock	2,400,000	$0.005	$12,000	$0.48

(1)	This price was arbitrarily determined by Sierra Concepts, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS
SIERRA CONCEPTS, INC.
2,400,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

SUBJECT TO COMPLETION, Dated November 14, 2008

This prospectus relates to our offering of 2,400,000 new shares of our common stock at an offering price of $0.005 per share. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 2,400,000 shares ($12,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and Directors, who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.005	None	$0.005
Total (maximum offering)	$12,000	None	$12,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.005 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board through a market maker, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: November 14, 2008

Page
Summary	5
Risk Factors	7
Risks Related To Our Financial Condition and Business Model	7
Because we have only recently commenced business operations, we face a high risk of business failure.	7
If we do not obtain additional financing, our business will fail.	8
Because we anticipate our operating expenses will increase prior to our earning significant revenues, we may never achieve profitability.	8
Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.	8
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	8
Because we will depend heavily on our network infrastructure, its failure could result in unanticipated expenses and prevent our members from effectively utilizing our services, which could negatively impact our ability to attract and retain members and advertisers.	9
If we experience unauthorized access of confidential member information transmitted over public networks, our ability to attract and retain members could be adversely affected.	9
If we do not attract customers to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.	9
Because consumer preferences change frequently, our planned service will require periodic product introduction.	10
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	10
Because our president, Mr. Davis, currently owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Davis are inconsistent with the best interests of other stockholders.	10
Risks Related To Legal Uncertainty	11
If we are unable to protect our intellectual property, we may lose valuable assets.	11
If one or more states successfully assert that we should collect sales or other taxes on the sale of the service that we offer for sale on our website, our business could be harmed.	11
If the Internet becomes subject to significant future government regulation, our business could be significantly harmed.	11
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	11
Risks Related To This Offering	12

If a market for our common stock does not develop, shareholders may be unable to sell their shares.	12
Because NASD sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	12
Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.	13
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	13
If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.	13
If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.	14
Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	14
Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.	14
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	15
Forward-Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	16
Dilution	16
Plan of Distribution	17
Description of Securities	20
Interest of Named Experts and Counsel	23
Description of Business	24
Description of Property	30
Legal Proceedings	30
Market for Common Equity and Related Stockholder Matters	31
Financial Statements	33
Plan of Operations	34
Changes in and Disagreements with Accountants	35
Directors and Executive Officers	36
Executive Compensation	36
Security Ownership of Certain Beneficial Owners and Management	38
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	39
Certain Relationships and Related Transactions	40
Available Information	40
Dealer Prospectus Delivery Obligation	40
Other Expenses of Issuance and Distribution	41
Indemnification of Directors and Officers	41
Recent Sales of Unregistered Securities	42
Table of Exhibits	43
Undertakings	43
Signatures	44

Summary

Sierra Concepts, Inc.

The Company

We were incorporated as Sierra Concepts, Inc. on September 16, 2008 in the State of Nevada for the purpose of developing a web-based service for consumers designed to assist them with proper household budgeting, setting financial priorities, and dealing effectively with debt.

We are a development stage company and have not generated any revenues to date. As of September 30, 2008, we had $6,000 in current assets and current liabilities in the amount of $3,500. Accordingly, we had working capital of $2,500 as of September 30, 2008. Our current working capital is not sufficient to enable us to implement our business plan as set forth in this prospectus. For these and other reasons, our independent auditors have raised substantial doubt about our ability to continue as a going concern. Accordingly, we will require additional financing, including the equity funding sought in this prospectus.

We are offering for sale to investors a maximum of 2,400,000 shares of our common stock at an offering price of $0.005 per share (the “Offering”). Our business plan is to use the proceeds of this offering for the development and marketing of our web-based personal finance service. However, our management has retained discretion to use the proceeds of the Offering for other uses. The minimum investment amount for a single investor is $200 for 40,000 shares.  The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. The proceeds of this offering will be immediately available to us for our general business purposes. The Maximum Offering amount is 2,400,000 shares ($12,000).

Our principal executive offices are located at 6074 Citation Court, Reno, Nevada 89523. Our phone number is (775) 200-6853.

Our fiscal year end is September 30.

The Offering

Securities Being Offered	Up to 2,400,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.005 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

We intend to apply to the NASD over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	2,400,000

Securities Issued and to be Issued
6,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Mr. David Davis, owns an aggregate of 100% of the common shares of our company and therefore has substantial control.  Upon the completion of this offering, our officers and directors will own an aggregate of approximately 71.43% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	8,400,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $12,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information

Balance Sheet Data	Fiscal Year Ended April 30, 2008 (audited)
Cash	$6,000
Total Assets	6,000
Liabilities	3,500
Total Stockholder’s Equity (Deficit)	2,500

Statement of Operations
Revenue	$0
Net Profit (Loss) for Reporting Period	$3,500

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

Because we have only recently commenced business operations, we face a high risk of business failure.

We have only recently commenced intensive development of our website-based service.  Extensive additional programming, testing, and other development activities will be required in order to prepare our service for use by the public.  We do not expect our website to “go live” until the end of our first fiscal year and we have not yet begun to market our planned service to potential customers.   As a result, we can give no assurances that we will be able to operate our business successfully.  We were incorporated on September 16, 2008, and to date have been involved primarily in organizational, planning, and early development activities.  We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

If we do not obtain additional financing, our business will fail.

We currently do not have any active operations and we have no income. Our business plan calls for expenses related to website development and testing, marketing, and other start-up costs. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing beyond the initial equity financing sought through this offering will be subject to a number of factors, including our ability to show strong early revenue growth and a growing rate of consumer subscriptions to our planned service.  These factors may make the most desirable timing, amount, and terms or conditions of additional financing unavailable to us.

Because we anticipate our operating expenses will increase prior to our earning significant revenues, we may never achieve profitability.

Prior to our earning significant revenues, we anticipate that we will incur increased operating expenses.  We expect to incur continuing losses into the foreseeable future.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues during our second full fiscal year and beyond.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have earned no revenue since our inception, which makes it difficult to evaluate whether we will operate profitably.  We have not attained profitable operations and are dependent upon obtaining financing or generating revenue from operations to continue operations for the next twelve months. As of September 30, 2008, we had cash in the amount of $6,000. Our future is dependent upon our ability to obtain financing or upon future profitable operations.  We are currently seeking equity financing through this offering. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a private placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Because we will depend heavily on our network infrastructure, its failure could result in unanticipated expenses and prevent our members from effectively utilizing our services, which could negatively impact our ability to attract and retain members and advertisers.

Our ability to successfully create and deliver our content depends in large part on the capacity, reliability and security of our networking hardware, software and telecommunications infrastructure. Failures of our network infrastructure could result in unanticipated expenses to address such failures and could prevent our members from effectively utilizing our services, which could prevent us from retaining and attracting members and advertisers. Our system is susceptible to natural and man-made disasters, including war, terrorism, earthquakes, fires, floods, power loss and vandalism. Further, telecommunications failures, computer viruses, electronic break-ins or other similar disruptive problems could adversely affect the operation of our systems. We currently do not carry insurance policies to compensate us for any losses that may occur due to any damages or interruptions in our systems. Accordingly, we could incur capital expenditures in the event of unanticipated damage.

In addition, our members will depend on Internet service providers, or ISPs, for access to our website. In the past, ISPs and websites have experienced significant system failures and could, in the future, experience outages, delays and other difficulties due to system failures unrelated to our systems. These problems could harm our business by preventing our members from effectively utilizing our services.

If we experience unauthorized access of confidential member information transmitted over public networks, our ability to attract and retain members could be adversely affected.

Our members will transmit confidential personal information to us over public networks, and the unauthorized access of such information by third parties could harm our reputation and significantly hinder our efforts to attract and retain members. We will rely on a variety of security techniques and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology we plan to use to protect customer transaction data and adversely affect our ability to attract and retain customers.

If we do not attract customers to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success will depend on our ability to attract retail customers to our website on cost-effective terms. Potential strategies to attract customers to our website, which have not been formalized or implemented, include generating "buzz" among Internet users about our service through postings on online communities such as Yahoo! Groups and other methods of getting Internet users to refer others to our website by e-mail or word of mouth, search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results, and entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. We expect to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our website. If we are unsuccessful at attracting a sufficient amount of traffic to our website, our ability to get customers and our financial condition will be harmed.

Because consumer preferences change frequently, our planned service will require periodic product introduction.

As a result of changing consumer preferences, many websites are successfully marketed for a limited period of time. Even if our planned website-based service shows early signs of promise, there can be no assurance that our planned website will continue to be popular for an extended period of time. Our success will be dependent upon our ability to develop new and improved features and service areas. Our failure to introduce new features on a regular basis and to achieve and sustain ongoing market acceptance could have a material adverse effect on our financial condition and results of operations.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail

Mr. Davis, our sole officer and director and the primary developer of our planned web-based service, devotes 10 to 15 hours per week to our business affairs. We do not have an employment agreement with Mr. Davis, nor do we maintain a key man life insurance policy for him. Currently, we do not have any full or part-time employees.  If the demands of our business require the full business time of Mr. Davis, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because our president, Mr. Davis, currently owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Davis are inconsistent with the best interests of other stockholders.

Mr. Davis is our president, chief financial officer and sole director.  He currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 71.43% of our outstanding common stock if the maximum number of shares are sold.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Davis may still differ from the interests of the other stockholders.

Risks Related To Legal Uncertainty

If we are unable to protect our intellectual property, we may lose valuable assets.

Our ability to compete will depend in part upon proprietary algorithms and other technology underlying the design and execution the services we plan to offer on our website. We will rely on trade secret and copyright laws to protect our intellectual property. Despite our efforts to protect our intellectual property, a third party could copy or otherwise obtain our proprietary information without authorization and thereby develop systems directly competitive to ours. Our means of protecting our proprietary rights may not be adequate and our competitors may independently develop similar technology or duplicate our product.

We may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or know-how, or to determine their scope, validity or enforceability. Enforcing or defending our proprietary technology could be expensive, could cause the diversion of our resources, and may not prove successful. Our protective measures may prove inadequate to protect our proprietary rights, and any failure to enforce or protect our rights could cause us to lose a valuable asset.

If one or more states successfully assert that we should collect sales or other taxes on the sale of the service that we offer for sale on our website, our business could be harmed.

We do not intend to collect sales or other similar taxes on the service fees to be paid by our customers. One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us and other out-of-state companies that engage in online commerce. Our business could be adversely affected if one or more states or any foreign country successfully asserts that we should collect sales or other taxes on our customer fee payments.

If the Internet becomes subject to significant future government regulation, our business could be significantly harmed.

Our planned operations will be subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual  property  rights  and  information  security.  Such potential future laws and regulations could harm our business, results of operation and financial condition.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because the price of our shares in this offering was arbitrarily determined by us, it may not reflect the actual market price for the securities.

The initial public offering price of the common stock was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

If we issue shares of preferred stock with superior rights than the common stock registered in this prospectus, it could result in a decrease in the value of our common stock and delay or prevent a change in control of us.

Our board of directors may determine to authorize and issue shares of preferred stock in the future. Our board of directors has the power to establish the dividend rates, liquidation preferences, voting rights, redemption and conversion terms and privileges with respect to any series of preferred stock. The issuance of any shares of preferred stock having rights superior to those of the common stock may result in a decrease in the value or market price of the common stock. Holders of preferred stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The issuance of preferred stock could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us without further vote or action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

If our common stock is quoted on the over-the-counter bulletin board or traded and a public market for our common stock develops, short selling could increase the volatility of our stock price.

Short selling occurs when a person sells shares of stock which the person does not yet own and promises to buy stock in the future to cover the sale. The general objective of the person selling the shares short is to make a profit by buying the shares later, at a lower price, to cover the sale. Significant amounts of short selling, or the perception that a significant amount of short sales could occur, could depress the market price of our common stock. In contrast, purchases to cover a short position may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on over-the-counter bulletin board or any other available markets or exchanges. Such short selling if it were to occur could impact the value of our stock in an extreme and volatile manner to the detriment of our shareholders.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 2,400,000 shares of common stock offered at a public offering price of $0.005 per share will vary depending upon the total number of shares sold. The following table summarizes the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$12,000	100.0%
Commission [1]	$0	0.0%
Net Proceeds	$12,000	100.0%
USE OF NET PROCEEDS
Product Development and Marketing [2]	$10,000	83.33%
General and Administrative [3]	$2,000	16.67%
TOTAL APPLICATION OF NET PROCEEDS	$12,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers who are members of the National Association of Securities Dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Product Development and Marketing: We intend to use between approximately $10,000 of the net proceeds of this Offering to further develop and test our planned  web-based service and to market the new website to the public.

3 General and Administrative:  A portion of the proceeds will be used to pay general administrative expenses such as legal, accounting, phone, gasoline, office supplies, and other general overhead items.

Determination of Offering Price

The $0.005 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the NASD over-the-counter bulletin board for the quotation of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.  If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of September 30, 2008 was $2,500 or $0.0004 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2008.   Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 2,400,000 shares of common stock for $12,000, net tangible book value will be approximately $0.0012 per share.  This will represent an immediate increase of approximately $0.0008 per share to existing stockholders and an immediate and substantial dilution of approximately $0.0038 per share, or approximately 76%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of September 30, 2008, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.005 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	6,000,000	71.43%	$6,000
New Investors	2,400,000	28.57%	$12,000
Total	8,400,000	100.00%	$18,000

 Plan Of Distribution, Terms Of The Offering

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement, we intend to have a market maker file an application with the National Association of Securities Dealers, Inc. to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the National Association of Securities Dealers. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules

15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officers and Directors

We are offering up to a total of 2,400,000 shares of common stock. The offering price is $0.005 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 2,400,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officers and Directors. The officers and Directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will they register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officers and Directors satisfy the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.
They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act notwithstanding that a portion of the proceeds from this offering will be used to pay the salaries of our officers and Directors.

As our officers and Directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and Directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and Directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $200 for 40,000 shares. All checks for subscriptions must be made payable to "Sierra Concepts, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to  subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of September 30, 2008, there were 6,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Rory Vohwinkel, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Maddox Ungar Silberstein, PLLC, Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Maddox Ungar Silberstein, PLLC has presented their report with respect to our audited financial statements.  The report of Maddox Ungar Silberstein, PLLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 6074 Citation Court in Reno, Nevada.

Company Overview

We were incorporated as Sierra Concepts, Inc. on September 16, 2008 in the State of Nevada for the purpose of developing a web-based service for consumers designed to assist them with proper household budgeting, setting financial priorities, and dealing effectively with debt.  Our service, which we plan to offer through the website www.24yearfitness.com, is currently in the early stages of development.

Our planned service will feature a series of exercises and tools which members can access through the website in order to address different areas of personal financial health and different issues which commonly affect the typical consumer.  In exchange for a reasonable monthly fee, our members will be able to access our various personal planning and decision making tools any time they wish.  Through use of our service over time, members will have the ability to gradually improve the long term health and soundness of their personal finances.  The name of our service and website – “24 Year Fitness” – reflects our philosophy that one must put forth continual effort year after year in order to maintain a fit and healthy financial life.

Our founder and executive officer, David Davis, is the inventor of the “24 Year Fitness” concept and is the primary developer of our web-based service.  Currently, several of the core tools to be featured on our website are under development.  As we go forward, these tools will be tested, modified, and improved through interaction with real individuals.  Our current goal is to go live with our website by the end of 2009.

Through this offering, we are seeking funding for the purpose of continuing and completing the initial development of our “24 Year Fitness” service and for building and launching the website through which the service will be offered to the public.

The “24 Year Fitness” Service

The “24 Year Fitness” service will be centered on the customer’s use of a group of ongoing exercises designed to assist the user to gain positive control over both their short term and long term personal financial life.  Although we anticipate that we will develop and improve our service and add to its component exercises on a continual basis, the initial website will be built around three basic financial tools for consumers: (1) the “Sisyphus” system; (2) the “Decider” tool; and (3) a utility known as the “List.”

(1)           The Sisyphus System

Named for the mythological Greek king Sisyphus, who was compelled by the gods to roll a huge rock up a steep hill over and again for eternity, this financial tool is built around the idea that continual effort is required in order to put one’s personal finances in order and to keep them there.   Sisyphus begins with an interview of the customers about their financial situation. During the interview, the user will input the sum total of their monthly bills and other expenses, the sum total of their savings and other liquid assets, and the total of their monthly or other periodic income.  Based on this and similar information, Sisyphus will use proprietary algorithms and other coding to design a group of concrete goals for each individual user.   Each user’s group of concrete goals will be his financial workout 'set' and will feature MIN, MID, and IDEAL levels for each area.

As an example, Sisyphus might determine the following types of goals for a particular user based on the information given during the interview stage:

Exercise 1 – maintain appropriate checking account balance

MIN: $200
MID: $1,500
IDEAL: 1 month’s income

Exercise 2 – maintain appropriate savings account balance

MIN: $500
MID: $1,500
IDEAL: 6 month’s income

Exercise 3 – make scheduled monthly payments for utilities and secured debts

MIN: make minimum mortgage payment due; pay minimum car payment due plus1% of outstanding balance; pay utilities payment due

MID: all MIN requirements, except pay minimum car payment due plus 3% of the outstanding balance

IDEAL: car is paid off, no mortgage payments projected after age 50

Exercise 4 – make scheduled monthly payments for unsecured debts (credit cards)

MIN: minimum payment, plus second monthly payment = 10% of total balance
MID: minimum payment, plus second monthly payment = 30% of total balance
IDEAL: pay balances in full monthly

Exercise 5 – eliminate unnecessary expenses

MIN: eliminate cable TV bill (may reinstate after MID level achieved)

Exercise 6 – limit consumption expenses

MIN: limit gas and restaurant food to $120 per week (may revise slightly after MIDlevel achieved)

The user’s personal financial fitness zone will be determined by his ability to complete all of the assigned these types of assigned financial exercise 'sets' over time.  The program will feature a levels system based upon three color-coded “zones” of personal financial fitness.  The three zones are described as follows:

Red Zone – Users in the Red Zone are unable to meet their minimum basic requirements for personal financial responsibility.  One or more of the MIN level goals established by Sisyphus is not being met by the user. These users are advised to cease spending except for their most basic needs.  Depending on the situation, the user may be advised to consult a financial professional.

Yellow Zone – Users in the Yellow Zone are meeting all of their MIN level goals and their personal financial situation is stable or improving.  Users in this zone are actively working toward achieving their MID level goals.  Generally, Yellow Zone users will be advised to improve on their rate of savings and to be prudently cautious with their spending habits.

Green Zone – Users in the Green Zone are meeting all of their MID level goals and are working toward achieving their IDEAL goals.  These users will have established consistent and disciplined personal spending habits.  Users in this zone will typically have established a strong habit of personal savings.  Depending on the circumstances, these users may be referred to a licensed investment advisor to explore wealth-building strategies beyond the simple personal savings account.1

Over time, the system will also become progressive in the MIN requirements it sets for the user until the IDEAL level for each set is reached.  Once a MIN level is reached, the criteria stay at that level indefinitely. The idea is to allow a user who is not in good financial position to hit some goals without feeling completely overwhelmed. As steady progress is made, the goal criteria are raised until the MIN criteria are at certain standard levels.

We believe the Sisyphus system will give our users a unique ability to set personalized financial goals, to progress systematically toward their goals, and to maintain personal financial fitness once it has been achieved.

1 Sierra Concepts, Inc. will not provide any services as an investment advisor within the definition of the Investment Advisors Act of 1940.  We will not provide our customers any advice as to value of any securities or as to the advisability of investing in, purchasing, or selling any securities.

(2)           The Decider Tool

A common financial problem for consumers is the overwhelming number of choices they face in the marketplace for most types of major purchases.  Consumers often have difficult choices to make with options to choose from and many factors to consider.  Because major consumer choices can cause a lot of stress, "The Decider" will help the users make the best individual decisions for them.

If the user is choosing from some well-known product decisions, much of the basic information will already be entered for them in a proprietary database. For example, if the user is trying to choose the right vehicle for them, "The Decider" will already know about most of the product details for the vehicles they are considering. For less common product decisions, the user will need assist the system by typing in the key attributes of each product.

In addition to the basic product information, users will be able to prioritize which aspects are more important to them than others. When choosing vehicles, for example, the user will be able to say that 'color' is more important than 'mileage' which is more important than ‘number of seats’ and the tool will help them find the right vehicle automatically.

The user can search for 2 or more choices to compare. (For example, Ford vs. Chevy).

All choices must share a common 'category' to be comparable.

Sample screen:

|| Choice -->	|| Ford	|| Chevy
|| (Parameter)	|| Black	|| Red
|| Color
|| Mileage	|| 12 mpg	|| 20 mpg
|| Seats	|| 4	|| 2

The user will be able to drag the order of parameters to sort which ones are more important. In this example, the user can specify that Color is more important to them than Mileage, which is more important than Number of Seats. The Decider will allow the user to click on the choice they prefer for each parameter (i.e.: "Black" vs. "Red"), and will then weight their parameter choices with the order of the choices and output a "which is better?" decision that is customized to the user's personal preferences.

(3)           The List

Consumers are often in the habit of buying things based on impulse and many of them may find it difficult to prioritize and/or to limit compulsive spending.

"The List" is a utility designed to help consumers take control of their spending habits by deferring and prioritizing purchases.  The basic concept behind the List is that users will, whenever they feel the urge to purchase something, add it to a running list which tracks their interest in purchasing particular items.  The List is a simple management program that allows its data to be easily be imported, sorted, and exported.

Users will be assigned an email address such as joe_plumber@list.24yearfitness.com. Security measures will help pair incoming addresses to this account. When a compulsory urge hits while the user is in a store or elsewhere, the user can text message (SMS) a description of the item desired to the assigned email address. Users will also have the option of assigning an initial priority or “want level” to each item.  Email can also be sent from a regular account.

Full-text searching will help the user determine which items are similar and combine them on 'the list'. When items are combined, their explicit prioritization will be increased. Priority levels will be integer: -2, -1, 0, +1, +2, etc. Anytime a duplicate request is made, the priority will be increased by +1.

For example, if the same 'special Barbie' is requested every time, the 'list' will help it 'bubble up' by determining that it is a consistent request, grouping similar items together, either automatically or by suggestion with manual intervention.

Items will be manually taken off the list. They can also be taken off by sending an email such as "remove __".

The core of the List is a proprietary system which:

•	tracks when an item is added -- the older an item is, when it remains on the list, the more 'valid' the item is

•	track the 'want' level explicitly entered by the user

•	automatically sort the list

•	allow easy import and export of data

The idea is to create an easy outlet for either an entire family, or an individual, whenever an 'I want' situation arises. Lists can be coordinated and viewed by family members, especially useful on special occasions (i.e.: birthdays).

A scheduled (daily, weekly, monthly) report of the list can be sent out to users. The list will show the top 3 items at any time. Longer reports may be generated at 'special' times of the year (Christmas, Birthday, etc.).

Pricing and Revenue Model

The base of our intended pricing structure will be monthly subscription dues paid to access the Sisyphus system, which we believe will be core feature of our service.  The Decider and the List will be included with a Sisyphus subscription, but may also be available separately.  After the initial sign-up, monthly fees will be charged automatically to the user’s credit or debit card.  An initial minimum subscription of six months will be required for Sisyphus, with subscription renewing monthly thereafter until cancelled.  We anticipate that our initial fee structure will be as follows:

Subscription to Sisyphus:	$40 sign-up fee, plus $20 per month. Six month minimum original contract, with automatic renewal thereafter until cancelled. The List and the Deciderare also included.

Subscription to the List only:	$5 per month, with automatic renewal thereafter until cancelled.

The Decider only:	$5 for one-time use, or unlimited use for $10 per month

We believe this pricing model offers an affordable point of entry for the types of consumers who will be most attracted to our “24 Year Fitness” service.  At the same time, however, we believe that it will position us to begin earning residual revenues without significant addition costs beyond the development and launching of our website.

Competition

We believe that our planned service will be relatively unique once it is fully developed and offered to the public.  Currently, there are numerous non-profit websites and related organizations dedicated to providing general financial advice and counseling, but these all lack the type of customization, personal tailoring, and ongoing interaction and guidance that we believe our planned service can provide.

Packaged financial management software (like “Quickbooks”) is, of course, widely available, but these systems typically require micro-management of finances. Detailed line item dual-entry accounting transactions must be accurately maintained for these types of programs to create great value for the customer. Our planned service will work at a manageable and practical macro-level, with the minimum resolution being a monthly view of the consumer’s finances.

If we are successful in generating traffic to our website and in providing a quality experience to our first users, we believe that the customization and ease of use over time featured by our system will provide a significant competitive advantage.

Intellectual Property

Some aspects of our planned system will depend on proprietary algorithms, coding, and systems design.  Although no copyrights have yet been filed on these materials, we plan to protect our rights in these materials when our website “goes live” under trade secret, unfair competition, and copyright laws.

While there can be no assurance that registered copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations applicable to our planned operations. We are subject to the laws and regulations which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

Employees

We have no other employees other than our sole officer and director, David Davis. Mr. Davis is our President, CEO, CFO, and sole member of the Board of Directors.   Mr. Davis oversees all responsibilities in the areas of corporate administration, product development, and marketing. As our planned operations commence and as we begin to generate revenues, we may expand our current management in the future to retain skilled directors, officers, and employees with experience relevant to our business focus.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Description of Property

We do not own any real property.  We maintain our corporate office at 6074 Citation Court, Reno, Nevada 89523.

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is David Davis, 6074 Citation Court, Reno, Nevada 89523.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business, or;
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Sierra Concepts, Inc.
(A Development Stage Company)

September 30, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Sierra Concepts, Inc.
Reno, Nevada

We have audited the accompanying balance sheet of Sierra Concepts, Inc.  (the “Company”) as of September 30, 2008, and the related statements of operations, stockholder’s equity, and cash flows for the period from September 16, 2008 (Date of Inception) through September 30, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Concepts, Inc.  as of September 30, 2008 and the results of its operations and its cash flows for the from September 16, 2008 (Date of Inception) through September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Maddox Ungar Silberstein
Maddox Ungar Silberstein, PLLC
Bingham Farms, Michigan
November 11, 2008

SIERRA CONCEPTS, INC.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
As of September 30, 2008

ASSETS

Current assets
Cash	$6,000
Total current assets	6,000

Total assets	$6,000

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Current Liabilities
Accrued expenses	$3,500

STOCKHOLDER'S EQUITY:
Common stock, $.001 par value, 100,000,000 shares authorized, 6,000,000 shares issued and outstanding	6,000
Deficit accumulated during the Development stage	(3,500)
Total stockholder's equity	2,500

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$6,000

See accompanying notes to financial statements.

SIERRA CONCEPTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
For the period from September 16, 2008 (Date of Inception) through September 30, 2008

General and administrative expenses:
Professional fees	$3,500
Total general and administrative expenses	3,500

Net loss and comprehensive loss	$(3,500)

Net loss per share:
Basic and diluted	$(0.00)

Weighted average shares outstanding:
Basic and diluted	6,000,000

See accompanying notes to financial statements.

SIERRA CONCEPTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDER'S EQUITY
Period from September 16, 2008 (Date of Inception) through September 30, 2008

	Common stock		Additional paid-in	Deficit accumulated during the Development
	Shares	Amount	capital	stage	Total
Issuance of common stock for cash to founders	6,000,000	$6,000	$-	$-	$6,000
Net loss for the period	-	-	-	(3,500)	(3,500)
Balance, September 30, 2008	6,000,000	$6,000	$-	$(3,500)	$2,500

See accompanying notes to financial statements.

SIERRA CONCEPTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the period from September 16, 2008 (Date of Inception) through September 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss and comprehensive loss	$(3,500)
Change in non-cash working capital items
Increase in accrued expenses	3,500

CASH FLOWS USED IN OPERATING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	6,000

NET INCREASE IN CASH	6,000
Cash, beginning of period	-
Cash, end of period	$6,000

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements.

SIERRA CONCEPTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Sierra Concepts, Inc. (“Sierra” or the “Company”) was incorporated in Nevada on September 16, 2008.  Sierra is a Development stage company and has not yet realized any revenues from its planned operations.  Sierra is currently in the process of developing a web-based service to assist consumers with  financial decisions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet.  Actual results could differ from those estimates.

Basic Loss Per Share

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Comprehensive Income

The Company has adopted SFAS 130 “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholder's Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Income Tax

Sierra follows SFAS 109, “Accounting for Income Taxes.” Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

SIERRA CONCEPTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2008

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents

Recent Accounting Pronouncements

Sierra does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 - GOING CONCERN

Sierra has recurring losses and has a deficit accumulated during the Development stage of $3,500 as of September 30, 2008.  Sierra's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, Sierra has no current source of revenue. Without realization of additional capital, it would be unlikely for Sierra to continue as a going concern.  Sierra's management plans on raising cash from public or private debt or equity financing, on an as needed basis and in the longer term, revenues from the acquisition, Development and development of mineral interests, if found.  Sierra's ability to continue as a going concern is dependent on these additional cash financings, and, ultimately, upon achieving profitable operations through the development of mineral interests.

NOTE 3 – INCOME TAXES

The provision for Federal income tax consists of the following:

September 30, 2008
Refundable Federal income tax attributable to:
Current Operations	$1,190
Less: valuation allowance	(1,190)
Net provision for Federal income taxes	$-

SIERRA CONCEPTS, INC.
(AN DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2008

NOTE 3 – INCOME TAXES (continued)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

September 30, 2008
Deferred tax asset attributable to:
Net operating loss carryover	$1,190
Less: valuation allowance	(1,190)
Net deferred tax asset	$-

At September 30, 2008, Sierra had an unused net operating loss carryover approximating $3,500 that is available to offset future taxable income; it expires beginning in 2027.

NOTE 4 – COMMON STOCK

At inception, Sierra issued 6,000,000 shares of stock to its founding shareholder for $6,000 cash.

NOTE 5 – COMMITMENTS

Sierra neither owns nor leases any real or personal property, an officer has provided office services without charge.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

Plan of Operations

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Website Development

The “24 Year Fitness” service is currently in development.  We expect continued design and programming activities, directed principally by our President, Mr. Davis, to constitute the bulk of our activity for the first two quarters of our first full fiscal year.  We estimate that sometime during our third quarter, we will launch the “beta” version of our website.  The site will then be tested, modified, and perfected based on the experience and feedback of real-world volunteer users who will be allowed to use the service for free in exchange for sharing their experiences and working with us on the development and improvement of the “24 Year Fitness” service.

If development of our website goes as planned over the course of the current fiscal year, we estimate that the fully-functional service will “go live” at www.24yearfitness.com by the end of 2009.  Inevitably, the experience and feedback of paying customers to site will lead to additional improvements and developments for the “24 Year Fitness” service.

Initial Marketing Efforts

Our initial efforts to direct traffic to our website will include generating "buzz" among Internet users about our service through postings on online communities such as Yahoo! Groups and other methods of getting Internet users to refer others to our website by e-mail or word of mouth and  search engine optimization.  Our President, Mr. Davis, will be primarily responsible for these efforts.  In addition we may chose to market our website via search engines by purchasing sponsored placement in search results on a limited basis.  In addition, we may enter into affiliate marketing relationships with other website providers to increase our access to Internet consumers Until our planned service establishes positive cash flow, however, we expect to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources.

During the first year of operations, our sole officer and director, David Davis, will provide his time to the business at no charge. Mr. Davis will be responsible for all administrative duties as well as overseeing the ongoing development, testing, improvement, and the launch of the “24 Year Fitness” online service.

As we have limited financial resources, Mr. Davis has committed to dedicating approximately 10-15 hours per week in order to attend to needs of the business.

Business Operations Goals For the Fiscal Year Beginning October 1, 2008 and beyond

We plan to achieve the following operational goals during or shortly after our first full fiscal year,:

Goal	Expected fulfillment
• Complete initial development of the “24 Year Fitness” service; beta site ready for use	By end of second quarter (March 31, 2009)
• Complete test use and documentation of customer experience feedback from approximately 10 volunteer users	By end of fourth quarter (September 30, 2009)
• Launch live “24 Year Fitness” service at www.24yearfitness.com, concurrent with viral marketing campaign	By end of calendar year 2009

Expense Budget For The Fiscal Year Beginning October 1, 2008

Expenses incidental to development, testing and perfection of website	$3,000

Costs of equipment needed for website launch and maintenance	$5,000

General and administrative	$4,000

Total	$12,000

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from September 16, 2008 (Date of Inception) until September 30, 2008

We generated no revenue and incurred $3,500 expenses for the period from inception on September 16, 2008 until September 30, 2008.  We, therefore, recorded a net loss of $3,500 for the period from inception on September 16, 2008 until September 30, 2008. We expect that our operating expenses will increase as we undertake our plan of operations.

Liquidity and Capital Resources

As of September 30, 2008, we had total current assets of $6,000, consisting entirely of cash. We had current liabilities of $3,500 as of September 30, 2008.  Accordingly, we had working capital of $2,500 as of September 30, 2008.

Operating activities used no cash and generated no cash for the period from September 16, 2008 (Date of Inception) until September 30, 2008. Financing Activities during the period from September 16, 2008 (Date of Inception) until September 30, 2008, generated $6,000 in cash.

As outlined above, we expect to spend approximately $12,000 toward implementing our business plan over the coming year.  As of September 30, 2008, we had $6,000 in cash.  The success of our business plan therefore depends on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash to carry out our business plan for the next fiscal year.  If substantially less than the maximum offering is sold, however, our ability to execute on our immediate business plan will be impaired.   Our ability to operate beyond the next 12 months is contingent upon us obtaining additional financing and/or upon realizing significant revenues during the current fiscal year. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of September 30, 2008, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors and Executive Officers

Our executive officers and directors and their respective ages as of September 30, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held
David Davis	34	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

David Davis.  Mr. Davis graduated from the University of Nevada, Reno in 1997 with a Biology degree. He is currently on sabbatical from pursuing a Master's in Computer Science. Mr. Davis has worked as a professional Software Developer since 2000, developing diverse applications for the medical, financial and insurance industries, as well as non-government organizations.  Most notably, he has helped build DealerTrend.com from a startup to a nationally recognized automotive marketing company. Mr. Davis regularly attends the Reno Linux Users Group, as well as the Ruby programming language group. He enjoys using open-source software to develop scalable web applications.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officers and directors.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Davis, President, CEO, CFO, and director	2008	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
David Davis	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Davis	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 30, 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 6,000,000 shares of common stock issued and outstanding on September 30, 2008.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	David Davis 6074 Citation Court Reno, Nevada 89523	6,000,000	100%
Common	Total all executive officers and directors	6,000,000	100%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

Equity Compensation Plans as of September 30, 2008

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and right	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders (1)	-	-	-

Equity compensation plans not approved by security holders (1)	-	-	-

Total	-	-	-

(1) To date, we have not adopted a stock option plan and have not issued any options.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E. Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$0.48
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$300
Transfer Agent Fees	$1,000
Accounting fees and expenses	$5,000
Legal fees and expenses	$2,500

Total	$8,800.48

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue of 6,000,000 shares of common stock on September 25, 2008 to David Davis, our president, CEO, CFO, and sole director. Mr. Davis acquired these shares in exchange for $6,000 at a price of $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-laws
5.1	Opinion of Rory Vohwinkel, Esq., with consent to use
23.1	Consent of Independent Registered Public Accounting Firm

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Reno, Nevada, on November 14, 2008.

SIERRA CONCEPTS, INC.

By: /s/David Davis
David Davis
Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director